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Exhibit 10.4.4

                       AMMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment to Employment Agreement is executed on the 25th day of October, 1999, by and between BALLANTYNE OF OMAHA, INC. ("Ballantyne"), a Delaware corporation, with its principal offices at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company"), and JOHN P. WILMERS, AN INDIVIDUAL RESIDING AT 17566 Baywood Drive, Omaha, Nebraska 68130 (the "Employee").

          WITNESSETH:

          That certain Employment Agreement entered into between the parties on January 1, 1997, is hereby amended as follows:

          1. Paragraph 4(e) of said Employment Agreement is hereby amended to read as follows:

          "(e) In the event the Company shall be sold, either by a sale of assets or corporate stock, the Purchaser shall assume this Contract of Employment. If, at the time of such sale, the remaining term of this Contract shall be less than three (3) years, this Contract shall be automatically extended for a period expiring three (3) years from the closing date of the sale."

          2. Except for the changes herein set forth, all other terms, provisions and conditions of said Employment Agreement of January 1, 1997, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have set their hands the date above written.


                                                  BALLANTYNE OF OMAHA, INC.



                                             BY:  /s/ Arnold Tenney
                                                  ------------------------------
                                                  Arnold Tenney, Chairman



                                                  /s/ John P. Wilmers
                                                  ------------------------------
                                                  John P. Wilmers


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